Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Mastech Digital, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (File Nos. 333-153759, 333-212413, 333-228808, 333-240172, and 333-293460) of Mastech Digital, Inc. of our report dated March 18, 2026, relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ UHY LLP
Farmington Hills, Michigan
March 18, 2026